Second Amendment to Subscription Agreement


     This second amendment to Subscription Agreement is entered into 11th day of November 1998 by and between EuroGas, Inc. (the "Company") and Thomson Kernaghan & Co., Ltd. ("Purchaser"), agent for the beneficial subscribers to 30,000 shares of the Company's Series B Convertible Preferred Stock ("Shares") at the price of $1,000 per share.

                                    Recitals

     WHEREAS, on or about May 28, 1998, Purchaser purchased 8,000 Shares pursuant to a Subscription Agreement and attached Registration Rights Agreement which are incorporated herein by reference; and

     WHEREAS, on or about August 7, 1998, and as amended on September 14, 1998, the Company completed a Registration Statement covering the resale of common shares issuable upon conversion of Shares by Purchaser; and

     WHEREAS, the parties amended one part of the Subscription Agreement contemporaneously with a second funding tranche of $5,500,000 for 5,500 shares of the Shares on or about September 21, 1998;

     AND WHEREAS, the parties have agreed to a second amendment to the Subscription Agreement contemporaneously with a third funding tranche of $3,500,000 for 3,500 of the shares to be closed through the Escrow Agent.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Incorporation of Recitals. The above stated Recitals are incorporated herein by reference.

     2. Amendment. Paragraph 1(a) of the Subscription Agreement is hereby amended in its entirety to provide as follows:

          The undersigned hereby irrevocably subscribes for and agrees to purchase up to 30,000 Shares at a purchase price of $1,000.00 per Share, upon the terms set forth in this Subscription Agreement. The funding shall be provided as follows: $8,000,000, less placement fees, shall be paid over to the Company upon closing on or before May 28, 1998; $5,500,000 less placement fees shall be paid to the Company upon closing on or before September 21, 1998; $3,500,000 less placement fee shall be paid to the Company upon closing on or before November 17, 1998 and thereafter; the Company may request a fourth funding tranche in the amount of not more than $4,000,000 less placement fees be paid to the Company, within the thirty day period after the registration statement covering the resale of the Shares is declared effective and closing of the second funding tranche of the $5,500,000 and every thirty day period thereafter, as long as at the time of each request, (a) the closing bid price for the Company's common stock is at or above $3.00, (b) the daily trading volume for the Company's common stock on the NASDAQ Electronic Bulletin Board or a U.S. stock exchange is at or above 75,000 shares during any five trading day period in the preceding 30 days and (c) there is no materially adverse change in the business of the Company. The Shares shall pay a 6% cumulative dividend, payable in arrears at the time of each conversion, in cash or in common stock of the Company, $.001 par value ("Common Stock"), at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determine pursuant to Section 4(d) hereof. If the dividend is to be paid in cash, the Company shall make such payment within 5 business days of the conversion payment date. If the dividend is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within 10 business days of the conversion date. The Shares are subject to automatic conversion at the end of two years from the date of issuance at which time all Shares outstanding will be automatically converted based upon the formula set forth in this Section 4(d). The closing for the initial tranche of $8,000,000 shall be deemed to have occurred on the date all $8,000,000 of the funds, less placement fees, are received by the Company (the "Closing Date"). Each subsequent tranche will be deemed to have occurred on the date all the funds less placement fees are received by the Company (subsequent closing date). Each subsequent tranche shall not require the execution of another complete Subscription Agreement and such may be done in letter or other form acceptable to the parties and the Escrow Agent. All subsequent tranches shall require the issuance of the requisite number of Shares by the Company to the Purchaser.

     3. Except as specifically amended herein, all other provisions of the Subscription Agreement and Registration Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    The Company:

                                          EUROGAS, INC.


                                          By   /s/ Hank Blankenstein
                                            Hank Blankenstein, Vice President


                                    Purchaser:

                                          THOMSON, KERNAGHAN & CO., LTD.


                                          By   /s/ Mark Valentine
                                          Name:   Mark Valentine
                                          Title:  Executive Vice President and
                                                  Director